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                                                                    Exhibit 10.4

                             RESTRICTED STOCK RIGHT
                                 AWARD AGREEMENT
                               eFunds Corporation
                            2000 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK RIGHT AWARD AGREEMENT (this "Agreement") is made and entered into as of the 13th day of January, 2005, (the "Award Date") by and between eFunds Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America, and Paul Walsh ("Recipient").

RECITALS:

      WHEREAS, the Company has adopted the eFunds Corporation 2000 Stock Incentive Plan, as the same may be amended from time to time (the "Plan"), pursuant to which it may grant Awards to Eligible Persons;

      WHEREAS, all capitalized and undefined terms used herein shall have the meanings given to them in the Plan, unless otherwise defined herein; and

      WHEREAS, the Recipient has provided or is expected to provide valuable services to the Company or its Affiliates as an officer, employee or consultant of or to the Company or any of its Affiliates and the Company desires to recognize the Recipient for such services by granting to the Recipient an award (the "Award") upon and subject to the terms and conditions of this Agreement and the Plan.

NOW THEREFORE the parties hereto agree as follows:

Section 1. Award.

      (a) The Company, effective as of the date of this Agreement, hereby grants to the Recipient, and the Recipient hereby accepts from the Company, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement and the Plan, the right (the "Restricted Stock Right") to receive 23,868 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share.

      (b) Subject to the acceleration and forfeiture provisions set forth below, 33-1/3% of the Restricted Stock Right shall vest and be converted into Shares on February 19, 2006, 33-1/3% shall vest and be converted into Shares on February 19, 2007 and the remaining portion of the Restricted Stock Right shall vest and be converted into Shares on February 19, 2008. ANY UNVESTED PORTION OF THE RESTRICTED STOCK RIGHT SHALL BE IMMEDIATELY FORFEITED AND RECIPIENT SHALL RETAIN NO RESIDUAL RIGHTS THEREIN WHATSOEVER IF RECIPIENT'S EMPLOYMENT WITH OR SERVICES TO THE COMPANY AND ITS AFFILIATES SHALL BE TERMINATED FOR ANY REASON OTHER THAN A "QUALIFYING TERMINATION." As used herein, a "Qualifying Termination" shall mean Recipient's "Approved Retirement," death, or "Disability." "Qualifying Termination" shall also include Recipient's voluntary termination of his or her employment with or services to the Company and its Affiliates for "Good Reason" following a "Change in Control" or a termination of Recipient's employment with or services to the Company and its Affiliates by

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the Company (or relevant Affiliate) following a "Change in Control" and without
"Cause." In the event Recipient's employment with or services to the Company or its Affiliates shall be terminated under circumstances constituting a Qualified Termination, any unvested portion of the Restricted Stock Right shall vest and be converted into Shares on the date of such Termination.

Section 2. Definitions.

            "Approved Retirement" shall mean any voluntary termination of employment with or services to the Company or any of its Affiliates which is on or after the later of the date on which (i) the Recipient's age is at least fifty-five (55) and (ii) the Recipient shall have completed at least five (5) years of continuous service with the Company and its Affiliates, or any other termination of service or employment that the Committee determines qualifies as an approved retirement. In determining the number of years of Recipient's service or employment for purposes of the preceding sentence, Recipient's years of employment with Deluxe Corporation, a Minnesota corporation ("Deluxe"), or any of its Subsidiaries shall be included.

            "Beneficial Owner" shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.

            "Cause" shall mean:

            (i) Recipient has breached Recipient's obligations of confidentiality to the Company or any of its Affiliates or with respect to its or their businesses or anyone having a business relationship with the Company or any of its Affiliates (collectively, "Customers");

            (ii) Recipient has otherwise failed to perform Recipient's duties and does not cure such failure within thirty (30) days after receipt of written notice thereof;

            (iii) Recipient commits an act, or omits to take action, in bad faith which results in material detriment to the Company or any of its Affiliates or any of its or their Customers;

            (iv) Recipient has had excessive absences unrelated to illness or vacation ("excessive" shall be defined in accordance with local employment customs);

            (v) Recipient has committed fraud, misappropriation, embezzlement or other acts of dishonesty in connection with the Company or any of its Affiliates or its or their businesses or Customers;

            (vi) Recipient has been convicted or has pleaded guilty or nolo contendere to criminal misconduct constituting a felony or gross misdemeanor, which gross misdemeanor involves a breach of ethics, moral turpitude or immoral or other conduct reflecting adversely upon the reputation or interest of the Company or its Affiliates or any of its or their Customers;

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            (vii) Recipient's use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of Recipient's responsibilities to the Company or its Affiliates; or

            (viii) Recipient is in default under any agreement between Recipient and the Company or any of its Affiliates or any of its or their Customers.

      A "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (i) any Person or group (as defined in Rule 13d-5 promulgated under the Exchange Act) of Persons is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding, at the time of their original acquisition, from the securities acquired directly or beneficially by any such Person or group of Persons any securities acquired directly from the Company or in connection with a transaction described in clause (A) of paragraph (iii) below;

            (ii) the individuals who at the date of this Agreement constitute the Board of Directors of the Company (the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date of this Agreement or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

            (iii) there is consummated a merger, consolidation or similar transaction (each, a "Transaction") involving the Company or any Affiliate of the Company with any other Person, other than (A) a Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving Person or any parent thereof outstanding immediately after such Transaction, or (B) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company and its Affiliates, other than a sale or disposition of all or substantially all of the assets of the Company and its Affiliates to a Person, at least 65% of the combined voting

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      power of the voting securities of which are owned by stockholders of the
      Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

      "Control" shall mean the right, either directly or indirectly, to elect a majority of the members of the board of directors (or similar governing body) of a Person without the consent or acquiescence of any third party.

      "Disability" shall mean the termination of Recipient's employment with or services to the Company or any of its Affiliates due to Recipient's permanent disability as defined by the provisions of the long-term disability plan of Recipient's employer at the time of such disability.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Good Reason" shall mean a voluntary decision by Recipient to terminate his or her employment with or services to the Company and its Affiliates following a Change in Control because Recipient, as a condition to the continuation of Recipient's employment with or services to the Company and its Affiliates, is required to provide services at a principal site located more than 50 miles from the principal site at which Recipient provided such services immediately prior to the Change in Control and Recipient does not wish to undertake any such relocation. If Recipient agrees to so relocate and subsequently terminates his or her employment with or services to the Company and its Affiliates, such termination shall not be considered to have been for Good Reason.

      "Person" shall mean any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, sole proprietorship, governmental agency, unit, subdivision or municipality, trust, estate, association, custodian or any other individual or entity, except that such term shall not include (i) the Company or any of its Subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iii) an underwriter temporarily holding securities of the Company as part of a public offering of such securities.

      "Subsidiary" shall mean a company Controlled directly or indirectly by a specified Person.

Section 3. Issuance of Stock Certificate.

Any Shares into which all or a portion of the Restricted Stock Rights are converted will be transferred by book entry to an account designated by Recipient (or his or her heirs). Alternatively, Recipient (or his or her heirs) may request that a stock certificate representing such Shares be issued to Recipient (or his or her heirs).

Section 4. Tax Withholding.

In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the conversion of the Restricted Stock Right, and in order to comply with all applicable income tax laws or regulations, the Company may

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take such action as it deems appropriate to ensure that all applicable income, withholding, social, payroll or other taxes, which are the sole and absolute responsibility of the Recipient, are withheld or collected from the Recipient. Recipient may, at the Recipient's election (the "Tax Election"), satisfy applicable tax withholding obligations by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon conversion of the Restricted Stock Right having a fair market value equal to the amount of such taxes, (b) delivering to the Company shares of Common Stock having a fair market value equal to the amount of such taxes or (c) delivering to the Company cash or a check in the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined and if Recipient does not affirmatively select another of the above options, Recipient will be deemed to have elected to satisfy Recipient's tax obligations pursuant to option (a) above.

Section 5. No Transfer.

The Recipient shall not, directly or indirectly, sell, pledge or otherwise transfer or dispose of any portion of the Restricted Stock Right or the rights and privileges pertaining thereto, other than by will or the laws of descent and distribution. Neither the Restricted Stock Right nor the Shares subject thereto shall be liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Recipient, nor will they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

Section 6. Certain Legal Restrictions.

The Company will not be obligated to sell or issue any Shares upon conversion of the Restricted Stock Right or otherwise unless the issuance and delivery of such Shares complies, in the judgment of the Company, with all relevant provisions of applicable law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any market or stock exchange upon which the shares of the Company (including the Shares) may then be listed. As a condition to the conversion of the Restricted Stock Right, the Company may require the Recipient to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of any applicable securities laws. The Company shall have no obligation to the Recipient, express or implied, to list, register or otherwise qualify any Shares issued to the Recipient pursuant to the conversion of the Restricted Stock Right. Shares issued upon the conversion of the Restricted Stock Right may not be transferred except in accordance with applicable securities laws. At the Company's election, any certificate evidencing the Shares issued to the Recipient will bear appropriate legends restricting transfer under applicable law.

Section 7. Disputes.

Any dispute arising out of or in connection with this Agreement shall be finally settled under the commercial rules of the American Arbitration Association by one or more arbitrators appointed in accordance with such Rules. The place of arbitration shall be Phoenix, Arizona, U.S.A., and the arbitration shall be conducted in the English language.

Section 8. Governing Law.

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This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, U.S.A., which shall be the proper law of this Agreement notwithstanding any rules of conflict of laws or private international law therein contained under which any other law would be made applicable.

Section 9. Payments.

All cash payments hereunder shall be made in United States Dollars unless another currency is selected at the discretion of the Company. Currency translations shall be made in accordance with such methods and at such exchange rates as the Company may determine to be fair and appropriate in its sole discretion.

Section 10 Miscellaneous.

The following general provisions shall apply to the Restricted Stock Right granted pursuant to this Agreement:

      (a) Neither the Recipient nor any Person claiming under or through the Recipient will have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the conversion of the Restricted Stock Right unless and until certificates representing such Shares have been issued and delivered or, if Shares may be held in uncertificated form, unless and until the appropriate entry evidencing such transfer is made in the stockholder records of the Company; provided, however, that Recipient shall receive, as additional compensation, payments equivalent to the dividend paid on a number of shares of the Company's Common Stock equal to the number of Shares subject to the Restricted Stock Right during the period prior to its conversion into the Shares.

      (b) Subject to the limitations in this Agreement on the transferability by the Recipient of the Restricted stock Right and any Shares issued pursuant thereto, this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties hereto.

      (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

      (d) This Agreement, together with the Plan, embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior written, or prior or contemporaneous oral, understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way. In the event of any inconsistency or conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

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      (e) Nothing in this Agreement or the Plan shall be construed as giving the
Recipient the right to be retained as an officer, consultant, advisor, director or employee of the Company or any of its Affiliates. In addition, the Company or an Affiliate may at any time dismiss the Recipient, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

eFunds Corporation                                   Recipient

By:/s/ Michele J. Langstaff                          By: _______________________
   ------------------------                                   Paul Walsh
       Michele Langstaff
       Senior Vice President, Human
       Resources

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